PRESS RELEASE
GCM Grosvenor Responds to SEC Guidance Relating to Warrants
Schedules Release of First Quarter 2021 Financial Results and Investor Conference Call

Chicago, IL – May 3, 2021 – GCM Grosvenor, Inc. (NASDAQ: GCMG) (or the “Company”), a global alternative asset management solutions provider, today announced in a Current Report on Form 8-K that in response to recent guidance issued by the staff of the Securities and Exchange Commission on April 12, 2021 (the “SEC Statement”) related to accounting for warrants issued by special purpose acquisition companies (“SPACs”), the Company will restate its previously issued consolidated financial statements for the fiscal year ended December 31, 2020 (the “restatement”) by filing an amended annual report on Form 10-K with the SEC. The restatement will relate to the treatment of the Company’s warrants, and it will have no impact on the Company’s previously communicated non-GAAP earnings metrics for 2020 or guidance for 2021, including fee related earnings, adjusted EBITDA and adjusted net income.
Consistent with market practice, the Company was accounting for the warrants as equity on its balance sheet. After reviewing the SEC Statement and consulting with its advisors, the Company intends to restate its 2020 consolidated financial statements such that the warrants are accounted for as liabilities and marked-to-market each reporting period. As a result of the restatement and the increase in its stock price from November 17, 2020 through December 31, 2020, the Company expects to recognize incremental non-operating expense between $10 million and $15 million for fiscal year 2020. The Company anticipates based on the change in its warrant value that the first quarter 2021 non-operating income will be between $10 million and $15 million.
First Quarter Earnings Call Information
The Company also announced that it plans to release its results for the first quarter 2021 on Thursday, May 13, 2021.
Management will host a webcast and conference call on Thursday, May 13, 2021 at 11:00am ET to discuss the results and provide a business update. The conference call will be available via public webcast from the Public Shareholders section of GCM Grosvenor’s website at www.gcmgrosvenor.com/public-shareholders and a replay will be available on the website soon after the call’s completion for at least seven (7) days.
To register for the call, please visit www.gcmgrosvenor.com/public-shareholders.

About GCM Grosvenor
GCM Grosvenor (Nasdaq: GCMG) is a global alternative asset management solutions provider across private equity, infrastructure, real estate, credit, and absolute return investment strategies. The firm is in its 50th year of operation and is dedicated to delivering value for clients in the growing alternative investment asset classes.
GCM Grosvenor’s experienced team of approximately 500 professionals serves a global client base of institutional and high net worth investors. The firm is headquartered in Chicago, with offices in New York, Los Angeles, Toronto, London, Tokyo, Hong Kong, and Seoul.

Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the expected impact of the restatement of the Company’s financial statements on our 2020 financial results and 2021 guidance. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this press release, including the completion of the audit of the Company’s restated financial statements; the historical performance of the Company’s funds may not be indicative of the Company's future results; risks related to redemptions and termination of engagements; effect of the COVID-19 pandemic on the Company’s business; the variable nature of the Company’s revenues; competition in the Company’s Grosvenor's industry; effects of government regulation or compliance failures; market, geopolitical and economic conditions; identification and availability of suitable investment opportunities; and risks related to the performance of the Company’s investments. You should carefully consider the risks and uncertainties described in the “Risk Factors” section of the Annual Report on Form 10-K filed by the Company on March 12, 2021 and its other filings with the U.S. Securities and Exchange Commission. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.
Financial Disclosure Advisory
The Company’s independent registered public accounting firm, Ernst & Young LLP, has not audited or reviewed the estimates contained in this press release regarding the impact of the restatement on our historical financial results. All estimates contained in this press release are subject to change, possibly materially, as management completes the Form 10-K/A and the Company’s independent registered public accounting firm completes its audit of the Company’s restated financial statements.
Source: GCM Grosvenor
Public Shareholders Contact
Stacie Selinger
sselinger@gcmlp.com
312-506-6583
Media Contact
Tom Johnson and Will Braun
Abernathy MacGregor
tbj@abmac.com / whb@abmac.com
212-371-5999